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FIRST AMENDMENT-EXECUTIVE EMPLOYMENT AGREEMENT

Aduro Clean Technologies Inc.

This amendment ("Amendment") is made and entered into as of the 1st day of May, 2022 (the "Amendment Date") between Aduro Clean Technologies Inc. (the "Employer") and Ofer Vicus (the "Executive" and together with the Employer, the "Parties").

WHEREAS:

A. By an employment agreement dated October 27, 2021 (the "Agreement") and made between the Employer and the Executive, the Employer agreed to employ the Executive as its Chief Executive Officer, on the terms set out in the Agreement

B. The Parties wish to amend the Agreement as set out below;

Therefore, for and in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and legal sufficiency of all of which are hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS

In this Amendment, capitalized terms not otherwise defined or modified herein have the meanings given to them in the Agreement.

2. AMENDMENT TO THE AGREEMENT

Section 3.(a) of the Agreement is deleted and replaced with the following:

3. Compensation

(a) Effective from November 1, 2021, the Employee shall receive a gross salary of $100,000 CAD per annum. Effective May 1, 2022, the Employee shall receive a salary increase from $100,000 annually to $150,000 annually. Effective August 1, 2022, the Employee shall receive a salary increase from $150,000 annually to $200,000 annually. The salary is paid for all services rendered by the Employee in the course of the employment hereunder and is to be paid at such times and in such fashion as is in keeping with the ordinary practices and policies of the Employer. Such salary shall be reviewed periodically by the Employer and may be varied from time to time by the Employer as the Employer may in its absolute discretion decide without the necessity of an amendment hereto provided that with respect to any reduction in salary, subject to paragraph 3(h) below, the Employer shall give to the Employee such written notice of said reduction as would be required in the event that the Employer were providing written notice of termination of employment pursuant to the provisions of subparagraph 5(a)(ii) hereof.

3. GENERAL

3.1 Status of Agreement

Except as set forth herein, all the terms and conditions contained in the Agreement are confirmed. The Parties further confirm that the Agreement is in full force and effect, and that the Agreement and this

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Amendment will be read and construed as one agreement, with the Amendment having effect as and from the Amendment Date set out above.

3.2 Counterparts and Facsimile

This Amendment and all documents contemplated by or delivered under or in connection with this Amendment may be executed and delivered in any number of counterparts with the same effect as if all parties had all signed and delivered the same document and all counterparts shall be construed together to be an original and shall constitute one and the same agreement. Any party may deliver an executed copy of this Amendment by fax or email but that party shall immediately dispatch by delivery in person to the other parties an originally executed copy of this Amendment.

3.3 Governing Law

This Amendment shall be governed and construed in accordance with the laws of the Province of British Columba and the Parties attorn to the exclusive jurisdictions of the courts of British Columbia.

3.4 Counterparts and Facsimile

The Executive acknowledges and agrees that she has had the opportunity to seek, and has not been prevented or discouraged by the Employer from seeking, independent legal advice prior to the execution and delivery of this Agreement by the Executive.

In witness of which, the parties the Parties hereto have executed this Agreement on the day and year first written above.

ADURO CLEAN TECHNOLOGIES INC.

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EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made as of the 27th day of October, 2021.

B E T W E E N:

ADURO CLEAN TECHNOLOGIES INC.

(the "Employer")

- and -

OFER VICUS
(the "Employee")

WHEREAS The Employee was appointed Chief Executive Officer of the Employer on April 23rd, 2021;

WHEREAS the Employer and the Employee wish to enter into an agreement pursuant to which the Employee will provide the services to the Employer as hereinafter set forth, and the Employer will hire and retain the services of the Employee as an employee of the Employer.

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto hereby mutually covenant and agree as follows:

1. EMPLOYMENT

(a) The Employee is employed on a full-time basis as Chief Executive Officer. The details concerning this position are set out in the attached Position Description attached hereto as Appendix A. This position is subject to the Employer's right to change the Employee's assignments, duties and reporting relationships - provided that with respect to any material change the Employer shall give to the Employee such written notice of said material change/changes as would be required in the event that the Employer were providing written notice of termination of employment in accordance with the minimum requirements under the applicable provincial employment standards legislation, as amended from time to time (hereinafter referred to as the "Applicable Legislation").

(b) The Employee is employed on a full time basis for the Employer and it is understood that the hours of work involved will vary and may be irregular. The Employee acknowledges that this clause constitutes agreement to work such hours. The Employee further acknowledges that there is no guarantee of minimum hours.

(c) The Employee acknowledges that the Employee will ordinarily be working from home at Toronto Ontario and at Western University in London, Ontario or Sarnia Ontario from time to time. In the event of an emergency or for reasons of public health and safety, the Employer may direct the Employee to work remotely based from the Employee's home or another location as approved by the Employer. In the event the Employee is directed or approved to work remotely, the Employee must comply with the Employer's Remote Work Agreement, as amended from time to time. The current Remote Work Agreement is attached hereto as Appendix B.

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(d) The Employee acknowledges and hereby agrees to carry out all lawful instructions given to the Employee by the Employer.

(e) The Employee acknowledges and hereby agrees to observe all policies of the Employer as the Employer may in its absolute discretion create from time to time and to perform all services associated with the position herein.

(f) The Employee acknowledges and hereby agrees that the Employer reserves the right to conduct monitoring or searching of activity and communications on all electronic devices provided to the Employee by the Employer, and the Employee acknowledges that the Employee does not have any right nor expectation of privacy with respect to same.

(g) The Employee acknowledges and agrees that during the currency of this Agreement, the Employee shall devote the Employee's time and skill to the duties and responsibilities contemplated herein and shall not be engaged in any other employment in any other capacity or any other activity that interferes with the provision of the services contemplated herein or that is for the benefit of any person, corporation or enterprise whose business interests are either competitive or in conflict with those of the Employer.

(h) The Employee acknowledges and agrees that the Employee must be legally entitled to work for the Employer in Canada and is not in any way impeded from carrying out the duties and responsibilities of this position. Without limiting the foregoing, if applicable, the Employee must obtain and maintain a work permit allowing the Employee to work legally as an employee of the Employer in Canada. Subject to any statutory or regulatory obligation of the Employer to pay for any work permit-related fees, the Employee shall obtain any required extension or new visa in due course, at the Employee's own expense. The Employee shall provide the Employer with a copy of any such work permit prior to the commencement of any employment duties and shall provide the Employer with any subsequent renewals or updates to the Employee's work permit within three (3) days of issuance of a new, revised or extended permit. In the event the

Employee's work permit expires or is revoked or refused for any reason, the Employee's employment with the Employer shall be deemed to be immediately frustrated and this Agreement shall terminate. In such case the Employee:

(i) shall continue to accrue and receive the Employee's said hourly wage and benefits through to the date of termination indicated in the termination notice; and

(ii) shall receive any statutory payments, benefits, and other entitlements owing to the Employee.

(i) The Employee may be required to undertake occasional business travel (both domestic and international). Accordingly, the Employee will be required to maintain an up-to-date passport and remain legally able to travel internationally.

2. EMPLOYMENT TERM

(a) Subject to being terminated pursuant to the provisions of section 5 hereof, the term of this Agreement shall be for an indefinite term commencing on April 23, 2021 (the "Start Date").

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3. COMPENSATION

(a) For all services rendered by the Employee in the course of the employment hereunder, the Employee shall receive a gross salary of $100,000 CAD effective from November 1, 2021. The said salary is to be paid at such times and in such fashion as is in keeping with the ordinary practices and policies of the Employer. Such salary shall be reviewed periodically by the Employer and may be varied from time to time by the Employer as the Employer may in its absolute discretion decide without the necessity of an amendment hereto provided that with respect to any reduction in salary, subject to paragraph 3(h) below, the Employer shall give to the Employee such written notice of said reduction as would be required in the event that the Employer were providing written notice of termination of employment pursuant to the provisions of subparagraph 5(a)(ii) hereof.

(b) The Employee shall be entitled to participate in a separate bonus and stock option program based upon achievement of performance targets as the board of directors of the Employer may in its sole, absolute and unfettered discretion decide. In this regard the Employer is under no obligation to declare such bonus or provide such stock options. The Employee acknowledges that there is no guarantee that any allocation of bonus or stock options will be made with respect to any particular time frame, or if made, that such bonus or stock options shall be made in accordance with past formula for the determination of such bonus or stock options. For greater clarity, any bonus payment or stock option allocation will be solely in the discretion of the Employer. The Employee acknowledges and understands that the Employee has no entitlement to any bonus or stock options unless and until it is paid to or allocated to the Employee.

Employee Signature: My signature confirms that I have read and understand the above paragraph 3(c) and I have had the opportunity to seek independent legal advice regarding the above paragraph 3(c) before signing this Agreement.

X /s/ Ofer Vicus

(c) Subject to compliance with the Applicable Legislation, no bonus shall be payable or stock options allocated unless the Employee remains employed on the date of payment of the said bonus and the date any stock options vest and the Employee shall not be entitled to receive a pro rata portion of the bonus or stock options for any period of employment predating the payment of the bonus or the allocation of stock options. For greater certainty, any period of reasonable notice of termination to which the Employee may be entitled at common law or any period of deemed employment following the cessation of the Employee's employment shall not be recognized for the purpose of establishing any entitlement to bonus, stock options or other non-salary compensation except as strictly required by the Applicable Legislation. For further certainty, with respect to any bonus entitlement or stock options, the Employee is not entitled to any common law reasonable notice, payment in lieu thereof, or any other compensation or related damages in lieu of such notice except as strictly required by the Applicable Legislation.

Employee Signature: My signature confirms that I have read and understand the above paragraph 3(d) and I have had the opportunity to seek independent legal advice regarding the above paragraph 3(d) before signing this Agreement.

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X /s/ Ofer Vicus

(d) Without limiting the generality of the foregoing, any bonus entitlement, stock options or other non- salary compensation or benefit shall only continue to vest, accrue or be payable up to the later of

(i) the date designated by the Employer as the effective date on which the period of employment ends, and (ii) the minimum period prescribed by the Applicable Legislation, if any.

Employee Signature: My signature confirms that I have read and understand the above paragraph 3(e) and I have had the opportunity to seek independent legal advice regarding the above paragraph 3(e) before signing this Agreement.

X /s/ Ofer Vicus

(e) The Employee shall be entitled to participate in such additional benefits as are enjoyed from time to time generally by employees in accordance with the established practices and policies of the Employer as the Employer may in its absolute discretion create from time to time. In circumstances where the Applicable Legislation entitles the Employee to any entitlement for the same purpose that is covered by any of the Employer's policies those statutory entitlements shall be incorporated into the Employer's policies and all Employer provided benefits will be applied to and credited toward such corresponding statutory entitlements. In this regard, the Employee acknowledges having received a copy of the benefit documentation in force as of the date hereof. The Employee acknowledges that except as hereinafter set out, there are no further benefits. Furthermore, the Employee acknowledges and agrees that the Employer reserves the right to amend or terminate group benefits coverage from time to time in its sole discretion subject to the Employer providing such written notice of said changes as would be required in the event that the Employer were providing written notice of termination of employment in accordance with the minimum requirements under the Applicable Legislation.

(f) Subject to Applicable Legislation, any and all entitlements with respect to any benefits, bonus, stock options or other compensation are subject to the terms and conditions set-out in the associated documentation and policies, as amended from time to time at the Employer's discretion.

4. VACATION

(a) The Employee shall be entitled to four weeks paid vacation each year and in no event shall that entitlement ever be less than the vacation required by the Applicable Legislation (the "Vacation Minimums").

(b) The Employee is responsible to ensure they take Vacation Minimums. For the purposes of the Vacation Minimums, the Employees' entitlements will be calculated based on an entitlement year that runs from January 1 - December 31 (the "Entitlement Year"). In order to ensure that the Employee takes their Vacation Minimums, the Employer reserves the right to unilaterally schedule the timing of the Employee's paid vacation in accordance with Applicable Legislation.

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(c) The Employee shall not accrue vacation entitlement from one Entitlement Year to the next other than as permitted by Applicable Legislation.

(d) During any statutory leave provided for by the Applicable Legislation or any other leave that is more extensive than casual sick leave of short duration, vacation entitlement and/or vacation pay shall only accrue in accordance with the Vacation Minimums pursuant to the Applicable Legislation and not as set out in the Employer's vacation policy, if different.

(e) Subject to paragraph 4(b) above, and subject to compliance with the Applicable Legislation, any vacation entitlement not taken in the appropriate Entitlement Year period shall be lost unless specific arrangements are made between the parties, which arrangements are to be confirmed in writing and signed by each of the parties hereto prior to the expiration of the said Entitlement Year.

(f) Upon termination of employment for any reason, the Employee will receive any unused accrued vacation pursuant to the Employer's Vacation Policy, calculated to include accrual during the minimum statutory notice period, if any, as prescribed by the Applicable Legislation. For clarity, upon termination of employment, any entitlement to vacation during the statutory notice period, if any, shall be prescribed by the Applicable Legislation and vacation time or pay pursuant to the Employer's Vacation Policy over and above the Vacation Minimums prescribed by the Applicable Legislation is deemed to be waived, and is automatically forfeited by the Employee without any compensation in lieu of same.

5. TERMINATION AND CESSATION OF EMPLOYMENT

This section 5 contains important limitations on the Employee's rights. The Employee acknowledges having read it carefully and acknowledges having had the opportunity to review this Agreement in its entirety and this section, in particular, with independent legal counsel.

Employee Signature: My signature confirms that I have read and understand the below section 5 and I have had the opportunity to seek independent legal advice regarding this section before signing this Agreement.

X /s/ Ofer Vicus

Notwithstanding anything herein contained to the contrary, this Agreement may be terminated in the following manner:

(a) Termination by the Employer

(i) This Agreement may be terminated effective at any time for cause by the Employer giving notice in writing of such termination to the Employee. If this Agreement and the employment of the Employee hereunder is so terminated pursuant to this subparagraph 5(a)(i), the Employee:

A. shall continue to accrue and receive the Employee's said salary and benefits through to the date of termination indicated in the termination notice; and

B. shall receive any statutory payments, benefits, and entitlements owing to the Employee.

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(ii) This Agreement and the employment of the Employee hereunder may be terminated at any time by the Employer giving to the Employee the greater of:

A. such notice, or in the Employer's sole discretion, payment in lieu of all or any part thereof, and such severance, as is necessary to meet the minimum requirements under the Applicable Legislation together with any other statutorily prescribed payments and entitlements, and

B. one year's notice payment in lieu of all or any part thereof, for each year of service (with a prorated entitlement for partial years of service). That portion of the foregoing which represents the Employee's severance entitlement under the Applicable Legislation, where applicable, shall be provided by way of payment and not notice.

(iii) Notwithstanding the foregoing, any benefit, or other non-wage-related compensation, or other entitlement shall only continue to vest, accrue or be payable up to the later of (i) the date designated by the Employer as the effective date on which the period of employment ends, and (ii) the minimum period prescribed by the Applicable Legislation, if any. The Employee acknowledges that the foregoing provisions are in satisfaction of and substitution for any and all statutory and common law rights, including without limitation, any right to reasonable notice of termination. For greater certainty, by accepting this Agreement, the Employee understands that they are giving up any right to any common law reasonable notice, payment in lieu thereof, or any other compensation or related damages in lieu of such notice, except as strictly required by Applicable Legislation. The Employee further acknowledges that as a condition of receiving any portion of the foregoing that exceeds the minimum requirements under the Applicable Legislation, the Employee shall be required to execute a comprehensive Release Agreement as drafted by counsel to the Employer. The Employee acknowledges that the Employer will provide an opportunity to review the Employer's current form of Release Agreement should the Employee wish to do so before accepting employment under this Agreement.

Employee Signature: My signature confirms that I have read and understand the above subparagraph 5(a)(iii) and I have had the opportunity to seek independent legal advice regarding this subparagraph before signing this Agreement.

X /s/ Ofer Vicus

(iv) In the event the Employee is found by a Court of competent jurisdiction to have been constructively dismissed by the Employer, or that the Employer did not have cause to terminate the Employee's employment as contemplated by subparagraph 5(a)(i) hereof, any entitlements of the Employee shall be limited to the provisions of subparagraph 5(a)(ii) hereof.

(b) Termination by the Employee

This Agreement and the employment of the Employee hereunder may be terminated at any time by the Employee giving to the Employer three months notice. The Employer reserves the right to waive any notice in excess of the foregoing and/or to require the Employee to refrain from further attendance at the workplace during any part of such notice period. The Employer's exercise of such rights shall not constitute a constructive dismissal.

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(c) Termination by Mutual Agreement

This Agreement and the employment of the Employee hereunder may be terminated by mutual agreement of the parties hereto in writing, in which event the Employee shall continue to accrue and receive the Employee's said salary and benefits through to the date of termination reached pursuant to such mutual agreement.

(d) Termination by Death

This Agreement and the employment of the Employee hereunder shall be automatically terminated by the death of the Employee. All compensation to the Employee shall cease at the

Employee's death.

(e) Duty to Mitigate

None of the provisions of this Agreement shall relieve the Employee from the Employee's duty to mitigate any and all damages resulting from the termination of this Agreement or the employment of the Employee hereunder or to mitigate with respect to the provisions of subparagraph 5(a)(ii) hereof. Without limiting the generality of the foregoing, the Employee specifically acknowledges and agrees that the Employee's entitlement (if any) pursuant to subparagraph 5(a)(ii) hereof that exceeds the minimum requirements under the Applicable Legislation is subject to the Employee's duty to mitigate and account for any mitigation earnings. Accordingly, the Employee shall immediately report any mitigation earnings to the Employer upon receipt of the same.

6. CONFIDENTIALITY AND NON-DISCLOSURE

(a) The Employee shall hold in strict confidence the business and affairs of the Employer, its affiliates, each of their respective customers/clients and of third parties to which the Employer owes a duty of confidentiality and non-disclosure and all information relating thereto. During this Agreement and any time thereafter, the Employee will not directly or indirectly disclose to any third party or use for any other purpose than that of the Employer, the following:

(i) information relating to existing or potential suppliers, markets, marketing plans, marketing activities, marketing strategies, sales and distribution, employer assets and businesses, present or contemplated developments, financial information, financial structure, past, present, or prospective financing arrangements, past, present or prospective partner lists, past, present or prospective consultant lists, past, present or prospective sales consultant lists, past, present or prospective investor lists, techniques of operation, trade secrets, any information regarding ingredients, formulae, formulation and/or recipes for the manufacture and/or compounding of the products made by the Employer or its affiliated companies, programs, requirements, business strategies, business plans, business opportunities, business proposals, concepts, ideas, products, apparatus, devices, materials, technology, know-how, technical information, technical developments, research and development, data, processes, inventions, developments, formulations, compounds, applications, methods of manufacture, techniques, costs, pricing information, pricing strategies, pricing or timing of any contracts, as well as the similar confidential information of third parties that the Employer has agreed to keep confidential;

(ii) information respecting the identity of any past customer/client, current customer/client, or prospective customer/client of the Employer;

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(iii) information otherwise disclosed to the Employer on a confidential basis by third parties;

(iv) information otherwise identified to the Employee as confidential information; and

(v) information which in the reasonable judgment of a person employed in the industry would be considered to be confidential,

all of the foregoing collectively "Confidential Information".

(b) The Employee's obligations of confidence described above include, without limiting the generality of the foregoing:

(i) Taking every reasonable step to prevent third parties from obtaining, examining and/or making copies of any Confidential Information or other information, documents or papers (whether in tangible or intangible form) relating to the Employer or its business, prepared by the Employee or that come into the Employee's possession or under the Employee's control by reason of the Employee's employment hereunder;

(ii) Using the Employee's best efforts to follow all confidentiality, security and information technology policies of the Employer;

(iii) Using the aforementioned information solely as may be required in connection with the Employee's duties hereunder and strictly in accordance with policies, procedures and instructions prescribed by the Employer; and

(iv) Upon termination of this Agreement, turning over to the Employer all documents or papers (whether in electronic or hard copy form) and any other property or materials in the

Employee's possession or under the Employee's control that contain or constitute Confidential Information or otherwise relate to the business of the Employer or its customers/clients.

(c) It is understood that Confidential Information does not include information which is:

(i) Widely and generally available to the public other than by breach of obligations of confidence owed by the Employee;

(ii) Rightfully received by the Employee, outside of the course of the Employee's employment, from a third party without confidentiality limitations (as can be demonstrated by the Employee by reference to the Employee's records);

(iii) Independently developed by the Employee without recourse to any Confidential Information of the Employer or its customers/clients (as can be reasonably demonstrated by the Employee by reference to the Employee's records);

(iv) Known to the Employee prior to first receipt of the same in the course of the Employee's employment (as can be demonstrated by the Employee by reference to the Employee's records);

(v) Permitted to be disclosed by law under any applicable "whistleblower" legislation; or

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(vi) Required to be disclosed by law or court order (provided that the Employee used the Employee's best efforts to immediately advise the Employer of the demand to disclose such information so that the Employer can seek appropriate protective orders).

The mingling of Confidential Information with information that falls within one or more of the exceptions above shall not impair the status of, or obligations of confidence and non-use respecting, the confidential parts.

(d)The Employee further agrees:

(i) to maintain the confidential nature of the Confidential Information in its possession by taking reasonable steps to protect the Confidential Information from unauthorized use, access disclosure and storage;

(ii) to ensure Confidential Information protected under this Agreement shall be used only for the specific purpose authorized by the Employer. Accordingly, the Employee shall not endeavor to reverse engineer or materially realize, reproduce, improve, modify, apply, or enhance technology in any form that is the same as, similar to, related to, or based on Confidential Information without the Employer's authorization.

(iii) that the Confidential Information is confidential and proprietary and may be subject to copyright, patent, and/or trade secret protection; and

(iv) to notify the Employer immediately upon discovery of an unauthorized use, access disclosure or storage of Confidential Information or any other related breach of the Employee's duties hereunder.

7. NON-SOLICITATION

(a) The Employee acknowledges that the Employee has a fiduciary obligation to the Employer and the Employee agrees that the Employee will not during the Employee's employment with the Employer or within 6 months thereafter, directly or indirectly:

(i) attempt to obtain the withdrawal from the Employer or its affiliates of any of their respective employees or independent contractors;

(ii) hire any employee or independent contractor of the Employer or its affiliates.

(iii) approach or solicit, or assist any person to induce or solicit, any customer/client, potential customer/client or maturing business opportunity of the Employer or its affiliates in order to attempt to direct any such customer/client, potential customer/client or maturing business opportunity away from the Employer or its affiliates;

(iv) solicit or divert any business away from the Employer or its affiliates;

(v) induce or persuade any customer/client, potential customer/client, supplier, potential supplier, agent or other person under contract or otherwise associated or doing business with the Employer or its affiliates to reduce or alter any such association or business with the Employer or its affiliates; or

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(vi) otherwise interfere or attempt to interfere with any of the contractual, business or economic relationships of the Employer or its affiliates with other parties.

For the purpose of this paragraph 7(a) the parties agree that the definition of customer/client, potential customer/client, maturing business opportunity, supplier and agent shall include only those parties with whom the Employee has had not insignificant dealings by virtue of the employment relationship herein within the preceding 12 months. The provisions of this section shall survive the termination of the employment relationship herein and shall be enforceable notwithstanding the existence of any claim or cause of action of the Employee against the Employer whether predicated upon this Agreement or otherwise.

(b) If a court of competent jurisdiction would otherwise declare any portions of this section 7 void or unenforceable in the circumstances, such portions of this section shall be reduced in scope, territory and/or duration of time to such an extent that such court would hold the same to be enforceable in the circumstances. The portions of this section with respect to scope, territory and duration shall be separate and distinct and fully severable without affecting the enforceability of the entire section.

8. PERSONAL INFORMATION AND PRIVACY ACKNOWLEDGMENT

(a) The Employee agrees that the Employer may contact any references identified in the Employee's application for employment and may obtain from such references any information the Employer may require to assess the Employee's qualifications for any position. The Employee also hereby authorizes each such reference to provide the Employer with such information.

(b) The Employee further agrees that the Employer may collect, use and disclose the information provided by the Employee for the purpose of processing the Employee's application for employment and assessing the Employee's qualifications for particular positions. The information provided shall become part of the Employee's personnel file and shall be used by the Employer to manage the employment relationship.

9. OWNERSHIP OF PROPERTY

(a) The Employee agrees that during the term of the Employee's employment with the Employer and thereafter any and all equipment, devices or other property provided to the Employee by the Employer shall remain the property of the Employer. The foregoing shall include all property (whether in electronic or hard copy form) including without limitation: USB memory sticks or other electronic storage devices, computers, peripherals, software, cellular phones, keys, door passes and any other equipment, records reflecting proprietary information include, but are not limited to, all memoranda, notes, emails, records, reports, manuals, drawings, blueprints, customer lists, employee lists, partner lists, consultant lists, investor lists, software programs, rolodexes, address lists, notebooks, and any other documents of a confidential nature belonging to the Employer or reflecting proprietary information, including all copies of such materials that the Employee may then possess or have under the Employee's control (including any proprietary information, intellectual property (as defined in section 10, below), or Employer records stored on any personal computer or other electronic storage device). The Employee further agrees that upon termination of employment for whatever reason, the Employee shall not retain any document or data of any description containing or pertaining to the Employer's property, proprietary information or intellectual property (as defined in section 10, below), stored on any personal computer or other electronic storage device.

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(b) Upon termination of this Agreement, the Employee shall immediately return to the Employer any and all of the foregoing property and shall return to the Employer any other property which has been leased or rented by the Employer for use by the Employee.

(c) The Employee agrees that upon termination of this Agreement the Employee shall take all reasonable steps required by the Employer to assist in the orderly transfer of the information, documentation and other property of the Employer in the possession of the Employee, including but not limited to providing password and login information for work-related accounts.

(d) The Employee hereby directs the Employer to deduct from any payments owing to the Employee any money owing by the Employee to the Employer, and this shall be a sufficient written authorization in that regard.

10. INTELLECTUAL PROPERTY

(a) "Intellectual Property" means

(i) all inventions, processes, discoveries, developments, or improvements, whether or not patentable, or whether subject of patents or applications therefor,

(ii) all copyright-protected works (including, without limitation, all literary, artistic, dramatic, musical works and software),

(iii) all brand names, logos, slogans, product names, service names, trademarks, trade dress, corporate names, business names, trade names, and domain names, all whether or not registrable or subject of registrations or applications for registration and all goodwill associated therewith,

(iv) all designs and industrial designs, whether or not patentable or registrable, and whether or not patented or registered, or the subject of application(s) for registration,

(v) all formulae, confidential information, trade secrets, know-how, and any information having commercial value, and

(vi) all other intellectual and industrial property whether or not registered subject of applications for registration.

(b) All Intellectual Property provided to the Employee by the Employer (or to which the Employee is provided access) which relates to the Employer, its business, its operations or its clients (including Intellectual Property of affiliates, suppliers, licensors or clients of the Employer) ("Employer IP") shall remain the exclusive property of the Employer (and/or its affiliates, suppliers, licensors and clients as applicable) at all times.

(c) All Intellectual Property created, developed, generated or discovered by the Employee during the term of the Employee's employment (in whole or in part, whether alone or in combination with others, whether or not during business hours, whether or not at any premises of the Employer and whether or not using any property of the Employer) which relates to the Employer, its business, its operations or clients, including all work product created, developed or generated by the Employee in the conduct of the Employee's employment ("Employee-created IP") shall be the exclusive property of the Employer at all times.

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(d) The Employee shall assign and transfer to the Employer, unconditionally and without requirement for further compensation or consideration, (and hereby so assigns and transfers to the Employer) all Employee-created IP and all of the Employee's worldwide right, title and interest therein (including all Intellectual Property rights therein).

(e) The Employee shall not, without the express prior permission of the Employer, use in the performance of the Employee's employment responsibilities or add or incorporate into any

Employee-created IP any Intellectual Property which belongs to the Employee (including any

Intellectual Property developed by the Employee prior to the Employee's employment with the Employer) or which is owned by any other person or entity (including Intellectual Property owned by any former Employer or any "open source" Intellectual Property).

(f) During and after the term of the Employee's employment, the Employee shall, upon the request of the Employer, sign all lawful documents and do all lawful things as requested by the Employer for the purpose of affecting and confirming the assignment and transfer of Employee-created IP to the Employer and for the purpose of allowing the Employer to register, protect and enforce its rights in Employee-created IP.

(g) The Employee shall access and use all Employer IP and Employee-created IP for the sole purpose of performing the Employee's employment responsibilities and for no other purpose. The Employee acknowledges that the Employer reserves the right to request information about the Employee's use of its Intellectual Property and the Employee hereby agrees to respond to such inquiries in an expeditious, honest, and forthright manner.

(h) The Employee waives all moral rights the Employee may have in any Employee-created IP.

(i) Apart from the limited rights set out herein to access and use Employer IP and Employee-created IP for the performance of the employment responsibilities herein, the Employee has no right, title or interest in any Employer IP or Employee-created IP and has no other right or licence to access, use or otherwise exploit any Employer IP or Employee-created IP.

(j) The Employee agrees that this Agreement provides for the express disposition of any Domain

Name comprised of, containing, or confusing with, the Employer's name or trademarks (the "Employer Domain Names") upon termination of this Agreement, and the failure of the Employee to transfer the Employer Domain Names to the Employer upon termination shall constitute bad faith registration and an absence of legitimate interest as per the Uniform Dispute

Resolution Policy or CIRA's Dispute Resolution Policy, or whatever dispute resolution policy applies. The Employee agrees that under no circumstances would its registration of any Employer Domain Names be legitimate and bona fide in nature.

(k) The failure by the Employer to insist upon the strict performance of the provisions of this section or to exercise any provision hereof, shall not act as a waiver of any right, promise or term, which shall continue in full force and effect. No single or partial exercise of any right or remedy by the Employer shall preclude any other or future exercise of any other right or remedy as provided at law or in equity which rights and remedies are cumulative and not exclusive of any right or remedy provided at law or in equity.

11. DISCLOSURE

(a) The Employee acknowledges that the Employee is not a party to any prior agreements which have created, or which could create in any third party rights which are or could become inconsistent with the Employee's obligations herein, and the Employee agrees that the Employee will fully disclose to the Employer at the Employee's earliest opportunity any such prior agreements as well as any claims made or notices provided by a third party which allege any such agreement or interest.

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(b) The Employee agrees not to bring onto the Employer's premises or make any unauthorized use or disclosure whatsoever of any trade secrets, confidential information or proprietary property of any third party or any of the Employee's former employers, including without limitation, any trademarks or copyrighted materials, during the course of the Employee's employment with the

Employer.

(c) The Employee undertakes and agrees that after the termination of the Employee's employment hereunder and prior to entering into any contractual relationship with any other party to serve as an officer, director, employee, partner, advisor, joint-venturer or in any other capacity with any other business, undertaking, association, partnership, firm, enterprise or venture, the Employee shall disclose to such other party sections 6, 7, 9 and 10 of this Agreement.

(d) The Employee further undertakes and agrees that no later than three business days after the termination or resignation of the Employee's employment hereunder the Employee will take all necessary steps to update their personal media accounts to reflect that the Employee is no longer employed by the Employer.

12. EXPENSES

The Employer agrees to reimburse the Employee for travel, business, and other out-of-pocket expenses actually and reasonably incurred by the Employee, in connection with the Employee's duties and responsibilities, provided that these expenses above a pre-determined level are approved in advance in writing by the chairman of the Audit Committee and conditional upon the Employee providing adequate supporting documentation in connection with the same.

13. APPLICABLE LAW AND SEVERABILITY

(a) This Agreement and the rights and obligations of the parties hereunder shall be construed and governed in accordance with the laws of the Province of Ontario. Mandatory and exclusive jurisdiction and venue of any claim, dispute, matter, controversy or action shall be in the courts of the Province of Ontario, without regard to choice of law or conflicts of law principles, to the exclusion of all other venues and forums and the parties hereby waive any and all objections to such venue including personal jurisdiction and forum non-conveniens.

(b) It is intended that all aspects of this Agreement shall comply with the Applicable Legislation. The provisions of the Applicable Legislation, as they may from time to time be amended, are deemed to be incorporated herein and shall prevail if greater. In the event that any Employee entitlements under the Applicable Legislation exceed the contractual provisions of this Agreement, then those legislative entitlements shall replace the said contractual provisions and no further entitlements or payments are due to the Employee pursuant to the Applicable Legislation or at common law. In circumstances where the Applicable Legislation entitles the Employee to any entitlement for the same purpose that is covered by any of the Employer's policies those statutory entitlements shall be incorporated into the Employer's policies and all Employer provided benefits will be applied to and credited toward such corresponding statutory entitlements.

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(c) The provisions of this Agreement shall be deemed severable and in the event that any provision herein or part thereof shall be deemed void, invalid, illegal or unenforceable for any reason by a court or other lawful authority of competent jurisdiction, the remainder of this Agreement shall continue in force with respect to the enforceable provisions and all rights accrued under the enforceable provisions shall survive any such declaration.

14. ENTIRE AGREEMENT

This Agreement and the documentation referred to herein contain the entire understanding and agreement between the parties hereto with respect to the employment of the Employee and the subject matter hereof and any and all previous agreements and representations, written or oral, express or implied, between the parties hereto or on their behalf, relating to the employment of the Employee by the Employer and the subject matter hereof, are hereby terminated and cancelled and each of the parties hereto hereby releases and forever discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such prior agreements and representations. Except as provided herein, no amendment or variation of any of the provisions of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.

15. SURVIVAL AND ENFORCEABILITY

(a) The provisions of sections 6, 7, 9, 10 and paragraph 11(c) of this Agreement and this section 15 shall each survive the termination of the employment relationship herein and shall be enforceable notwithstanding the existence of any claim or cause of action of the Employee against the Employer whether predicated upon this Agreement or otherwise.

(b) The Employee acknowledges that a breach of any of the provisions in sections 6, 7, 9 and 10 of this Agreement will give rise to irreparable harm and injury non-compensable in damages. Accordingly, the Employer or such other party may seek and obtain injunctive relief against the breach or threatened breach of the foregoing provisions, in addition to any other legal remedies which may be available. The Employee further acknowledges and agrees that the enforcement of a remedy hereunder by way of injunction will not prevent the Employee from earning a reasonable livelihood. The Employee further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Employer's legitimate business interests and are reasonable in scope and content.

16. NOTICES

(a) Any consent, approval, notice, request, or demand required or permitted to be given by one party to the other shall be in writing (including, without limitation, email or telecopy communications) to be effective and shall be deemed to have been given on the earlier of receipt or the fifth day after mailing by registered mail as follows:

(i) If to the Employer, to it at:

(ii) If to the Employee, at:

or such other address as may have been designated by written notice.

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(b) Any consent, approval, notice, request or demand aforesaid if delivered or emailed (or otherwise electronically transferred) shall be deemed to have been given on the date of such delivery, email or electronic transmission. Any such delivery shall be sufficient, inter alia, if left with an adult person at the above address of the Employee in the case of the Employee, and if left with the receptionist at the above address of the Employer in the case of the Employer. The Employer or the Employee may change its or the Employee's address for service, from time to time, by notice given in accordance with the foregoing.

17. COUNTERPARTS, ELECTRONIC SIGNATURES, AND ELECTRONIC TRANSMISSION

The parties acknowledge and agree that:

(a) this Agreement may be executed by the parties in separate counterparts each of which, when executed, shall be considered to be an original and all of which shall constitute the same agreement;

(b) this Agreement may be electronically signed and those electronic signatures are the same as handwritten signatures for the purposes of creating a valid, binding, and admissible agreement; and

(c) delivery and acceptance of this Agreement or counterparts of it, by facsimile, e-mail or other functionally equivalent electronic means of transmission, constitutes valid, enforceable and effective delivery and acceptance.

(Signature page to follow)

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18. INDEPENDENT LEGAL ADVICE

The Employee acknowledges that the Employee is aware that the Employee has the right to obtain independent legal advice before signing this Agreement. The Employee hereby acknowledges and agrees that either such advice has been obtained or that the Employee does not wish to seek or obtain such independent legal advice. The Employee further acknowledges and agrees that the Employee has read this Agreement and fully understands the terms of this Agreement, and further agrees that all such terms are reasonable and that the Employee signs this Agreement freely, voluntarily and without duress.

The parties have expressed their acceptance of the above terms by duly executing this Agreement to be effective as of the date first written above, on page 1 of this Agreement.

IMPORTANT: Before the Employee accepts this offer, the Employer, again, specifically draws the Employee's attention to sections 3 and 5, each of which contains significant limitations on the Employee's rights if employment with the Employer ends for any reason whatsoever, and paragraph 3(h), which provides the contractual ability to reduce compensation.

Signed by the Employee on: )
)
10/28/2021)
____________________________, 2021)	/s/ Ofer Vicus
)
)	Ofer Vicus

) ADURO CLEAN TECHNOLOGIES INC.
Signed by the Employer on: )
)
10/28/2021)
____________________________, 2021)
) Per:	/s/ Peter Kampian	c\s
)	I have authority to bind the Employer corporation
)	Peter Kampian
)	Chief Executive Officer

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APPENDIX A

Position Summary - CHIEF EXECUTIVE OFFICER

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APPENDIX B

REMOTE WORK AGREEMENT

This Remote Work Agreement (hereinafter "Agreement"), effective as of the date of the Employment Agreement on page 1, is between OFER VICUS, the Employee, and ADURO CLEAN TECHNOLOGIES INC., the Employer (hereinafter jointly referred to as the "Parties").

The Parties agree as follows:

1. Purpose:

The purpose of this Agreement is to specify the terms and conditions under which the Employee shall be permitted to work remotely. The Employee remains obligated to comply with all of the Employer's policies, practices, and instructions that would apply if the Employee was not working remotely but rather was working at a physical worksite secured by the Employer.

2. Scope of Agreement and Application:

Other than those duties and obligations expressly imposed on the Employee under this Agreement, the duties, obligations, responsibilities, terms and conditions of the Employee's employment with the Employer remain unchanged. The Employee's hourly wage and participation in applicable benefits, bonus (where applicable), and non-wage compensation shall remain unchanged.

The terms "remote work location" or "remote workplace" shall mean the Employee's residence or any remote office location approved by the Employer. For greater clarification, in the Employer's absolute and unfettered discretion, the Employer may approve more than one remote office location and where more than one remote office location has been approved, the references to "remote work location" or "remote workplace" herein shall refer to all locations approved by the Employer.

3. Governing Law:

This Agreement shall be construed, interpreted, and enforced according to the laws of the Province of Alberta.

It is intended that all aspects of this Agreement shall comply with the minimum requirements under the applicable provincial employment standards legislation as amended from time to time (hereinafter referred to as the "Applicable Legislation"). The provisions of the Applicable Legislation, as they may from time to time be amended, are deemed to be incorporated herein and shall prevail if greater. In the event that any Employee entitlements under the Applicable Legislation exceed the contractual provisions of this Agreement, then those entitlements pursuant to the Applicable Legislation shall replace the said contractual provisions and no further entitlements or payments are due to the Employee pursuant to the Applicable Legislation or at common law.

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The Employee understands that it is the Employer's expectation that remote work will be performed in Alberta. Although this is a remote work arrangement, the Employee is not entitled to work from outside of Alberta without our permission, except for occasional brief periods of less than 10 consecutive business days ("Occasional Periods")

The Employer is not obliged to grant the Employee permission to work from locations outside of Alberta for frequent or prolonged periods. Therefore, if ever the Employee wishes to perform work from outside of Alberta in circumstances that do not fit the definition of Occasional Periods, the Employee must contact the Employer at least one month in advance (or, in situations of urgency, as soon as the Employee first becomes aware that they need to leave Alberta, to discuss whether (and if so, under what conditions), the Employer is prepared to permit that. For each request, the Employer reserves the right to impose such permission conditions that the Employer deems necessary, or deny the request. Where a request is denied, if the Employer deems it appropriate, the Employer may (but is not obligated to) offer the Employer the option of using accrued vacation and/or taking an unpaid leave of absence.

4. Term of Agreement:

The Employee's participation as a remote worker is available only as long as the Employee and Employee's job are deemed eligible at the Employer's sole and absolute discretion. There exists no right to remote work.

With the exception of situations of emergency or for reasons of public health and safety where the Employer may require the Employee to work remotely, either party may terminate the Employee's participation as a remote worker, without cause, by providing 30 days' notice, in writing, to the other. The Employer may terminate this Agreement immediately for breach of the Agreement or any Employer policies. For greater clarity, this Agreement does not prevent the Employer from imposing disciplinary action up to and including termination of employment for breach of this Agreement or any Employer policies.

The Employer will not be held responsible for costs, damages, or losses resulting from cessation of participation as a remote worker.

5. Compensation and Leave:

The Employee agrees that work hours will conform to the terms agreed upon by the Employee and the Employer. Where applicable, the Employee agrees to obtain advance managerial approval in writing before performing overtime work and before taking leave. Where applicable, working overtime without such prior written approval may result in termination of the remote work agreement and/or other appropriate action.

6. Work Schedule and Work Status:

The Employee agrees that the work schedule will be set and agreed to with the Employee's manager. Any changes to the work schedule must be agreed to by the Employee's manager, in advance, in writing. The Employee agrees to record their work schedule and hours worked. The Employee agrees to maintain contact with the Employer during hours of work either by phone or by email.

The Employee agrees to perform only official duties and not conduct personal business during working hours at the remote work location. Personal business includes but is not limited to caring for dependents, home maintenance, home repairs, other domestic duties, or personal errands.

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The Employee agrees not to conduct any work-related meetings at the remote work location or at the Employee's residence, unless they obtain the prior written express consent of the Employee's manager. For greater clarity, this provision does not apply to authorized virtual meetings and conference calls.

7. Work Performance:

The Employee agrees to maintain regular communication and provide regular reports, if required, by the Employee's manager to help judge work performance. The Employee understands that a decline in work performance may result in termination of the remote work agreement by the Employer. Work performance decline may also result in discipline up to and including termination of employment.

8. Standards of Conduct:

The Employee agrees to be bound by the Employer's policies and procedures while working at the remote workplace. Violation of the foregoing may result in termination of this Agreement.

Nothing in this Agreement precludes the Employer from taking any appropriate disciplinary action with respect to the Employee, up to and including termination of employment, in the event that the Employee fails to comply with the provisions of this Agreement.

9. Employer Equipment:

Equipment and electronic network requirements for any remote work arrangement shall be decided upon a case-by-case basis and an agreement will be reached between the Employer and the Employee prior to undertaking a remote work arrangement. The Employee agrees that the use of equipment, including but not limited to software, data, and supplies, provided by the Employer for use at the remote work location, is limited only to authorized persons and only for purposes related to Employer-related work.

The Employee must not duplicate Employer-owned software and will comply with the licensing agreements for use of all software owned or licensed by the Employer.

The Employee agrees not to take such prohibited actions, including but not limited to: any form of hardware expansions, reductions, or other alterations; any form of system configuration change that may negatively impact the operating stability and security of the Employer system; and any installation of software not owned by the Employer (unless prior written approval is obtained from the Employer).

The Employer, at its sole discretion, may choose to purchase equipment and related supplies for use by the Employee while working remotely, or permit the use of Employee-owned equipment. The decision as to the type, nature, function and/or quality of electronic hardware (including, but not limited to, computers, video display terminals, printers, modems, data processors and other terminal equipment), computer software, data and telecommunications equipment (i.e., phone lines) shall rest entirely with the Employer. The decision to remove or discontinue use of such equipment, data and/or software shall rest entirely with the Employer. Equipment purchased for use by the Employee shall remain the property of the Employer.

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If the Employee requests to use their own equipment, then the Employee is responsible for maintenance and repair unless otherwise agreed to by the Employer. The Employer must be consulted regarding the configuration of any remote location's electronic security. The Employer does not assume liability for loss, damage, or wear of Employee-owned equipment. The Employee is responsible for installation, service, and maintenance of any Employee- owned equipment used.

The Employee acknowledges and agrees that all Employer equipment, documentation, and information will be properly protected and secured. Any equipment must not be left unattended in any vehicle at any time.

In the event legal action is necessary to regain possession of Employer-owned, leased, or licensed equipment, software data and/or supplies, the Employee agrees to pay all costs incurred by the Employer, including reasonable legal fees associated therewith.

In the event of Employer equipment failure or malfunction, the Employee agrees to immediately notify the Employer in order to effect immediate repair or replacement of such equipment. In the event of delay in repair or replacement, or because of other circumstance, which make it impossible for the Employee to work remotely, the Employee understands that the Employee may be assigned to do other work, at the Employer's sole discretion.

Furniture, lighting, household safety equipment, incidental to use of Employer-owned equipment, software and supplies shall be appropriate for their intended use and shall be used and maintained in a safe condition, free from defects and hazards at the Employee's cost.

The Employee shall comply with the Employer's policies, procedures, guidelines for use of computer hardware and software.

10. Remote Workplace and Work Space:

The Employee agrees to designate a work space within the Employee's remote work location for placement and installation of equipment. The work space must be adequate for performance of the Employee's official duties. It is understood that the remote working environment includes high speed internet connection that allows access to key corporate files and/or databases.

The Employee shall maintain this work space in a safe condition, free from hazards and other dangers to the Employee and equipment. The site chosen as the Employee's remote workplace must be approved by the Employer prior to the commencement of any remote work duties pursuant to this Appendix "A" Agreement.

It is the Employee's responsibility to ensure that the workspace complies with all applicable provincial and local health, safety, environmental and zoning laws or by-laws.

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11. Site Safety, Ergonomics, Accommodation, and Inspections:

The Employee and the Employer agree to work together to ensure that the remote work location is safe and ergonomically suitable.

The Employer has an accommodation process in place and provides accommodations for employees with disabilities. If the Employee has specific ergonomic needs or requires other accommodation because of a disability or a medical need, please contact Ofer Vicus at                                               m, to discuss arrangements for appropriate follow-up.

The Employer will arrange on-site visits to the Employee's remote workplace, at a mutually agreed upon time, to ensure that the designated work space is safe and free from hazards and to maintain, prepare, inspect or retrieve Employer-owned equipment, software, files and/ or supplies. Such on-site visits may be conducted "virtually" dependent upon circumstances including, without limitation, in emergency situations. An unreasonable refusal to permit such inspections may be grounds for termination of this Agreement and appropriate discipline up and including termination of employment.

The Employee agrees to advise the Employer immediately of any changes that may have an impact on the safety of their remote work site, including, but not limited to, major renovations or damages to the remote work location.

12. Reimbursement:

The Employee agrees that the Employer will not be responsible for operating costs, home maintenance, or any other incidental cost (e.g. utilities, insurance, etc.) whatsoever, associated with the use of the Employee's residence or computer equipment. The Employer will reimburse the Employee for expenses authorized in writing in advance by Ofer Vicus and incurred while conducting business for the Employer.

13. Liability for Injuries and Damages:

The Employee understands that the Employee is covered under the Employer's insurance if injured in the course of actually performing duties at the remote workplace. The Employee agrees to notify Ofer Vicus at                                            immediately of any accident or injury that occurs at the remote workplace and to complete any required forms. The Employer agrees to investigate such a report immediately.

The Employee also understands that the Employer shall not be liable for damages to the Employee's personal or real property while the Employee is working at the remote work location or any third party damages attributable to the Employees' remote work.

The Employee acknowledges and agrees that the Employee shall, at the Employee's expense, obtain and maintain adequate and appropriate insurance to insure the remote work location, including, but not limited to, the dwelling, equipment and contents, as well as any and all personal liability (such as home insurance or tenant insurance).

14. Security of Confidential Information:

The Employee agrees that all Employer-owned data, software, equipment, facilities, and supplies must be properly protected and secured. Employer-owned data, software, equipment, facilities and supplies must not be used to create Employee-owned software or personal data. The Employee will comply with all Employer policies and instructions regarding security of confidential information. Any software, products or data created as a result of work-related activities are owned by the Employer and must be produced in the approved format and medium.

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Without limiting the generality of the foregoing, the Employee agrees:

1. To ensure that the Employee's remote workplace is properly secured and protected against theft, unauthorized access, and damage.

2. To properly protect and secure electronic files, Employer-supplied equipment, devices, and supplies;

3. All network connections must be secured before leaving the remote workplace; and

4. All confidential information, documentation, and Employer-issued computers must be in a locked secure place when not in use and not in any manner accessible to household members and visitors to the Employee's remote work location.

15. Disclosure:

The Employee agrees to protect Employer records from unauthorized disclosure or damage and will comply with all requirements of law regarding disclosure of Employer information.

16. Miscellaneous Conditions:

The Employee shall be solely responsible for determining any income tax implications of maintaining the remote workplace. The Employer will not provide tax guidance nor will the Employer assume any additional tax liabilities with respect to the remote work arrangement.

I affirm by my signature below that I have read this Agreement and understand its subject matter.

/s/ Ofer Vicus	10/28/2021
_________________	_________________________ , ____________________________
OFER VICUS	Date

ADURO CLEAN TECHNOLOGIES INC.

/s/ Peter Kampian	10/28/2021
_________________	_________________________ , ____________________________
Authorized Signatory of Employer	Date
Peter Kampian
Director